UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2015

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Principal Financial Officer (Item 5.02(b))

R. Chris Kreidler, Executive Vice President and Chief Financial Officer of Sysco Corporation (“Sysco” or the “Company”), notified the Company on March 26, 2015, that he intends to resign from his service as an officer of the Company effective December 31, 2015, for personal reasons.

Appointment of Successor Principal Financial Officer (Item 5.02(c))

On March 26, 2015, the Board of Directors of the Company (the “Board”) appointed Joel T. Grade, currently Sysco’s Senior Vice President, Finance and Chief Accounting Officer, as the Company’s Executive Vice President and Chief Financial Officer, effective September 1, 2015. Mr. Grade was promoted to Senior Vice President – Finance and Chief Accounting Officer in February 2014, after serving as Senior Vice President, Foodservice Operations (North) since May 2012. He began his career at Sysco as a Staff Auditor in 1996. He was promoted to Assistant Manager-Operations Review in 1999. He transferred to Sysco Austin in 2000 as Controller, was appointed Vice President-Finance and CFO of Sysco Chicago in 2002, and became Vice President-Finance and CFO of Sysco Canada in 2007. He was promoted to Vice President, Foodservice Operations of Sysco Corporate and President of Sysco Canada in 2010 and held that position until May 2012.

The compensation that Mr. Grade will receive in his role as Executive Vice President and Chief Financial Officer has not yet been determined by the Compensation Committee of the Board (the “Committee”), and an amendment to this Current Report on Form 8-K will be filed at a later date to disclose such compensation when a determination has been made. There are no arrangements or understandings between Mr. Grade and any other person pursuant to which he was selected as an officer. Mr. Grade does not have any family relationship with any director or other executive officer of Sysco or any person nominated or chosen by Sysco to become a director or executive officer, and there are no transactions in which Mr. Grade has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Letter Agreement with Principal Financial Officer (Item 5.02(e))

On March 26, 2015, in light of Mr. Kreidler’s significant contributions to Sysco, particularly with regard to the pending acquisition of US Foods (the “Merger”), the Committee approved a waiver of the service-related recoupment provision under the incentive and cash retention award (the “Transaction Incentive Award”). The Transaction Incentive Award entitles Mr. Kreidler to receive an incentive payment if certain conditions, including the completion of the Merger, are satisfied prior to December 31, 2015. The service-related recoupment provision would have required the Company to recoup the payment under this Transaction Incentive

Award from Mr. Kreidler if his employment with the Company terminated prior to the first anniversary of the receipt of such payment. For further discussion of the Transaction Incentive Award, please refer to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 8, 2014. The Transaction Incentive Award remains subject to the other conditions thereof, including the completion of the Merger, prior to December 31, 2015, and the Company’s waiver of the service-based recoupment provision is conditioned upon Mr. Kreidler’s execution of a customary release of claims in favor of the Company.

In connection with Mr. Kreidler’s resignation, the Company and Mr. Kreidler entered into a letter agreement (the “Letter Agreement”), dated April 1, 2015, which provides for the conditional waiver of the service-related recoupment provision under his Transaction Incentive Award described above and acknowledges that, through the end of calendar year 2015, (1) his outstanding stock options and restricted stock unit awards will continue to vest according to the terms and conditions of those awards and (2) he will remain eligible to receive any payouts made with respect to his outstanding cash performance units based upon satisfaction of the pre-established Company performance criteria applicable to such units. The Letter Agreement further provides that he will not be eligible to receive a base salary merit increase in calendar year 2015, a fiscal year 2016 annual incentive award under the 2009 Management Incentive Plan, or any new long-term incentive plan awards during fiscal year 2016.

Press Release

The press release issued by the Company on April 1, 2015, announcing the matters described above, is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: April 1, 2015	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President-Corporate Affairs, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 1, 2015